Exhibit 5.1
[Letterhead of Akerman Senterfitt]

March 13, 2007

The GEO Group, Inc.
621 NW 53rd Street, Suite 700
Boca Raton, Florida 33487

Re:  The GEO Group, Inc.
Form S-3 Automatic Shelf Registration Statement

Ladies and Gentlemen:

We have acted as counsel to The GEO Group, Inc., a Florida corporation (the “Company”), in connection with the proposed issuance and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of its common stock, $0.01 par value per share (the “Common Stock”) (ii) the preferred share purchase rights that automatically attach to the Common Stock pursuant to the Rights Agreement, dated October 9, 2003, by and between the Company and EquiServe Trust Company, N.A., as Rights Agent (the “Preferred Share Purchase Rights”), (iii) shares of its preferred stock, $0.01 par value per share (the “Preferred Stock” and together with the Common Stock, the “Equity Securities”), (iv) debt securities of the Company (the “Debt Securities”), (v) warrants to purchase shares of Equity Securities (the “Equity Warrants”), (vi) warrants to purchase Debt Securities (the “Debt Warrants” and, together with the Equity Warrants, the “Warrants”), and (vii) depositary shares of the Company (the “Depositary Shares”), with an indeterminate aggregate offering price and amount (the Common Stock, the Preferred Share Purchase Rights, the Preferred Stock, the Debt Securities, the Equity Warrants, the Debt Warrants and the Depositary Shares are each referred to herein as a “Security,” and are collectively referred to as the “Securities”). The Securities may be issued and sold by the Company pursuant to the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by the Company with the Securities Exchange Commission (the “Commission”) on March 13, 2007. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As your counsel in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Securities. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Securities Act, and the rules and regulations of the Commission thereunder.

The GEO Group, Inc.
March 13, 2007

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1.	When, as, and if shares of Common Stock have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Common Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.	When, as, and if shares of Preferred Stock have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Preferred Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, or upon the issuance thereof in connection with the issuance of Depositary Shares, such shares will be duly authorized, validly issued, fully paid and non-assessable.

3.	When, as and if a series of Debt Securities has been duly authorized by appropriate corporate action, executed, authenticated, and delivered against payment to the Company of the purchase price of such series of Debt Securities, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and the applicable terms of such series of Debt Securities have been duly authorized and established in accordance with an indenture and the applicable underwriting, purchase or other agreement, then, subject to the final terms of the Debt Securities being in compliance with then applicable law, such series of Debt Securities will constitute valid and binding obligations of the Company in accordance with its terms and entitled to the benefits of such indenture.

4.	When, as, and if Warrants have been duly authorized by appropriate corporate action, and the warrant agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Warrants, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Warrants will constitute valid and binding obligations of the Company.

5.	When, as, and if Depositary Shares have been duly authorized by appropriate corporate action, and the applicable depositary and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Depositary Shares, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Depositary Shares will constitute valid and binding obligations of the Company.

This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/  Akerman Senterfitt